CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports dated May 3, 2001 which are incorporated by reference, in this registration Statement (Form N-1A No. 333-26513) of Dreyfus Institutional Preferred Money Market Funds.





                                                    ERNST & YOUNG LLP

New York, New York
July 23, 2001
INSERT AUDITORS REPORT HERE